Exhibit 3.85(a)
CHARTER
OF
ORTHOLINK SECURITIES CORPORATION
          The undersigned person, having capacity to contract and acting as the incorporator of a corporation for profit under the Tennessee Business Corporation Act, hereby adopts the following Charter for such corporation:
     1. The name of the corporation is: OrthoLink Securities Corporation.
     2. The corporation’s initial registered office is located at 103 Powell Court, Suite 350, Brentwood, Tennessee 37027, Williamson County. The initial registered agent at that office is Dale L. Stegall.
     3. The name and address of the incorporator is Scott Craddock, 1800 First American Center, 325 Deaderick Street, Nashville, Tennessee 37238.
     4. The address of the principal office of the corporation shall be 103 Powell Court, Suite 350, Brentwood, Tennessee 37027.
     5. The corporation is for profit.
     6. The corporation is authorized to issue One Thousand (1,000) shares of common stock, no par value.
     7. The business and affairs of the corporation shall be managed by a Board of Directors:
          a. The number of directors and their term shall be specified in the Bylaws of the corporation;
          b. Whenever the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by all of the directors, indicating each signing director’s vote or abstention. The affirmative vote of the number of directors that would be necessary to authorize or to take such action at a meeting is an act of the Board of Directors;
          c. Any or all of the directors may be removed with cause by a majority vote of the entire Board of Directors.

     8. To the fullest extent permitted by the Tennessee Business Corporation Act as the same may be amended from time to time, a director, officer or incorporator of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty in such capacity. If the Tennessee Business Corporation Act is amended, after approval by the shareholders of this provision, to authorize corporate action further eliminating or limiting the personal liability of a director, officer or incorporator then the liability of a director, officer or incorporator of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this Section 8 by the shareholders of the corporation shall not adversely affect any right or protection of a director, officer or incorporator of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.
     9. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or incorporator of the corporation or is or was serving at the request of the corporation as a director, officer, manager or incorporator of another corporation or as a partner or trustee of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, manager or incorporator or in any other capacity while serving as a director, officer, manager or incorporator, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including but not limited to counsel fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, manager or incorporator and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Section 9 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an Indemnitee shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 9 or otherwise, the Indemnitee furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the standards for indemnification under the Tennessee Business Corporation Act, and a determination is made that the facts then known to those making the determination would not preclude indemnification.

     The corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of the corporation’s Board of Directors or by contract.
     The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and the corporation is hereby permitted to grant additional rights to indemnification and advancement of expenses, to the fullest extent permitted by law by resolution of directors or an agreement providing for such rights.
     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, manager, employee or agent of the corporation or of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.
     Dated this 5th day of May, 1999.

/s/ Scott Craddock
Scott Craddock, Incorporator

For Office Use Only ARTICLES OF AMENDMENT TO THE CHARTER (For-Profit) CORPORATE CONTROL NUMBER (IF KNOWN) 0370369 PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT. THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER: 1. PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: OnhoLink Securities Corporation IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: USP Securities Corporation 2. PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE. ___(MONTH, DAY, YEAR) (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING 3. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS:___ STREET ADDRESS CITY STATE/COUNTY ZIP CODE B. REGISTERED AGENT: C. REGISTERED ADDRESS: STREET ADDRESS TN CITY STATE ZIP CODE COUNTY D. OTHER CHANGES: 4. THE CORPORATION IS FOR PROFIT. 5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE. RECLASSIFICATION. OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS: 6. THE AMENDMENT WAS DULY ADOPTED ON February 24, 2003 (MONTH,DAY,YEAR) BY (Please mark the block that applies): THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED. THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL. AS SUCH WAS NOT REQUIRED. THE SHAREHOLDERS. SIGNER’S CAPACITY SIGNATURE February 27, 2003 — DATE NAME OF SIGNER (TYPED OR PRINTED) S6-4421 (Rev. 1001) Filing Fee: $20.00 RDA 1678